UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2005

BEAR STEARNS ASSET BACKED SECURITIES I LLC

(Exact name of registrant as specified in its charter)

Delaware	333-125422	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

383 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Description of the Mortgage Pool

Bear Stearns Asset Backed Securities I LLC (the “Registrant”) plans a series of certificates, entitled SACO I Trust 2005-7, Mortgage-Backed Certificates, Series 2005-7 (the “Certificates”), to be issued pursuant to a pooling and servicing agreement, dated as of September 1, 2005, among Bear Stearns Asset Backed Securities I LLC as depositor, EMC Mortgage Corporation, as seller and company, LaSalle Bank National Association, as master servicer and securities administrator and Citibank, N.A., as trustee. The Certificates to be designated as the Series 2005-7 Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool (the “Mortgage Pool”) of fixed and adjustable rate mortgage loans secured by second liens on one- to four-family residential properties.

Collateral Term Sheets

Bear, Stearns & Co. Inc. (“Bear Stearns”) has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by Bear Stearns. The Collateral Term Sheets were prepared by Bear Stearns at the request of certain prospective investors. The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
Exhibit No.	Description
99.1	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Bear Stearns to certain prospective purchasers of SACO I Trust 2005-7, Mortgage-Backed Certificates, Series 2005-7.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: September 28, 2005

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
99.1	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Bear Stearns to certain prospective purchasers of SACO I Trust 2005-7, Mortgage-Backed Certificates, Series 2005-7.	P

EXHIBIT 99.1

FILED BY PAPER